UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2006

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws

At the annual meeting of stockholders held on May 17, 2006, the stockholders of Intermec, Inc. (the “Company”) approved amendments to Article X of the Company’s Certificate of Incorporation which (a) end the present three-year staggered terms of directors and instead provide for the annual election of directors, (b) eliminate the requirement that stockholder removal of a director may only be for cause, and (c) eliminate supermajority voting provisions for the removal of directors and for the amendment of these provisions. Each director must stand for election at the 2007 Annual Meeting, whether or not previously scheduled to do so. The full management proposal, along with the board’s recommendation to shareholders that they approve the proposal, was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2006.

On the same day, the board of directors adopted a Restated Certificate of Incorporation, reflecting the amendments approved at the annual meeting on May 17, 2006, a previous amendment changing the name of the Company to Intermec, Inc. and other permitted changes. The board of directors has also adopted corresponding changes to the Company’s By-laws and adopted Restated By-laws.

The Company’s Restated Certificate of Incorporation and Restated By-laws were effective May 17, 2006 and are attached hereto as exhibits and incorporated by reference.

Item 8.01 Other Events

At the annual meeting of stockholders held on May 17, 2006, in addition to approving the amendments to the Certificate of Incorporation described under Item 5.03 above, the stockholders elected Gregory K. Hinckley, Steven B. Sample, Oren G. Shaffer, and Larry D. Yost as directors of the Company.

Item 9.01                     Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Intermec, Inc., as amended effective May 17, 2006
3.2	Amended and Restated By-laws of Intermec, Inc., as amended effective May 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: May 19, 2006	By:	/s/ Janis L. Harwell
Janis L. Harwell
Senior Vice President, General Counsel and Corporate Secretary